Exhibit 10.1

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated July     , 2009, is entered into by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (“Phoenix Footwear”), PENOBSCOT SHOE COMPANY, a Maine corporation (“Penobscot”), H.S. TRASK & CO., a Montana corporation (“Trask”), CHAMBERS BELT COMPANY, a Delaware corporation (“Chambers”), and PHOENIX DELAWARE ACQUISITION, INC., a Delaware corporation (“Phoenix Acquisition”, and together with Phoenix Footwear, Penobscot, Trask and Chambers, each individually, a “Company,” and collectively, the “Companies”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A. Companies and Wells Fargo are parties to a Credit and Security Agreement dated as of June 10, 2008 (as amended by that certain Forbearance Agreement and First Amendment to Credit and Security Agreement, dated as of July 7, 2009 (“Forbearance Agreement”), and as further amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B. Companies and Wells Fargo desire to amend the Forbearance Agreement and the other Loan Documents as set forth in this Amendment

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Forbearance Agreement.

1.1 Section 1 of the Forbearance Agreement is hereby amended by replacing the date “July 31, 2009” with the date “September 30, 2009” where it occurs in such section.

1.2 Section 4 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“4. Financial Covenants During the Forbearance Period. Commencing June 7, 2009, and continuing through (and including) September 19, 2009, Companies shall comply with the following financial covenants (collectively, the “Financial Tests”):

4.1 Minimum Net Sales. Companies, on a consolidated basis, shall achieve, for each period set forth below, Net Sales, determined as of the following test dates, of not less than the amount set forth for each such period:

Period and Test Date	Minimum Net Sales
June 7, 2009 through July 11, 2009	$4,051,000
June 7, 2009 through July 25, 2009	$4,592,000
July 26, 2009 through August 8, 2009	$300,000
July 26, 2009 through August 22, 2009	$1,000,000
July 26, 2009 through September 5, 2009	$2,100,000
July 26, 2009 through September 19, 2009	$3,400,000

4.2 Minimum Net Cash Flow. Companies shall achieve, for each period set forth below, Net Cash Flow, determined as of the following test dates, of not less than the amount set forth for each such period (numbers appearing between “< >“ are negative):

Period and Test Date	Minimum Net Cash Flow
June 7, 2009 through July 11, 2009	$	<1,442,000>
June 7, 2009 through July 25, 2009	$	<1,400,000>
July 26, 2009 through August 8, 2009	$	<425,000>
July 26, 2009 through August 22, 2009		$500,000
July 26, 2009 through September 5, 2009		$500,000
July 26, 2009 through September 19, 2009		$1,000,000

For purposes of this Section 4, (i) “Net Sales” means the Companies’ gross sales, on a consolidated basis, less applicable returns, discounts and allowances, and (ii) “Net Cash Flow” means total cash receipts received by Companies less total disbursements of the Companies, on a consolidated basis; provided, that in order to calculate the Companies’ Net Cash Flow, amounts received by Companies from the sale of Chambers’ assets referred to in Section 3.1 of this Amendment shall not be included in such calculation.”

1.3 Section 8 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“8. Covenants; Conditions Subsequent. During the Forbearance Period, Companies shall comply with the following covenants, unless Wells Fargo shall consent otherwise in an Authenticated Record delivered to the applicable Company.

8.1. Companies shall cause Focus Management Group or such other third party management services reasonably acceptable to Wells Fargo to provide support to Companies, including, but not necessarily limited to, (i) monitoring the Companies’ performance in relation to the Companies’ 13-week cash flow budget; (ii) assisting with the preparation of a weekly cash budget reports; (iii) participating with the Companies in the weekly telephone calls with Wells Fargo required by this Amendment; and (iv) providing cash planning support to Companies;

8.2 Notwithstanding anything to the contrary contained in the Credit Agreement, Companies shall deliver detailed agings of Companies’ accounts receivable as of July 31, 2009, August 15, 2009, August 31, 2009, September 15, 2009 and September 20, 2009, within three (3) days after each such reporting date; and

8.3 On or before September 30, 2009, Companies shall pay to Wells Fargo in immediately available funds an amount sufficient to repay the Indebtedness in full.

Companies’ failure to timely comply with the items described in the foregoing Sections 8.1, 8.2 and 8.3 shall constitute an immediate Event of Default with no applicable cure period.”

2. Amendments to Credit Agreement.

2.1 Section 1.1 of the Credit Agreement. Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Line of Credit and Limitations on Borrowing. Wells Fargo shall make Advances to Companies under the Line of Credit that, together with the L/C Amount, shall not at any time exceed in the aggregate the lesser of (i) the Maximum Line Amount (as in effect from time to time as described below), or (ii) the Borrowing Base limitations described in Section 1.2. Within these limits, Companies may periodically borrow, prepay in whole or in part, and reborrow. Wells Fargo has no obligation to make an Advance during a Default Period or at any time Wells Fargo believes that an Advance would result in an Event of Default. As of the Second Amendment Effective Date, the “Maximum Line Amount” shall initially be $9,000,000. The Maximum Line Amount shall be automatically decreased to $7,000,000 from and after September 1, 2009.”

2.2 Section 1.10(a) of the Credit Agreement. Section 1.10(a) of the Credit Agreement is hereby amended by deleting the amount “$1,000,000” and replacing it with “$750,000” where it appears in such section.

2.3 Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Exhibit A to the Credit Agreement in the appropriate alphabetical position:

“Second Amendment Effective Date” means July 29, 2009.

(b) The following definitions are hereby deleted in their entirety and replaced with the following:

“Forbearance Agreement” means that certain Forbearance Agreement and First Amendment to Credit and Security Agreement, among the Companies and Wells Fargo, dated as of July 7, 2009, as amended by that certain First Amendment to Forbearance Agreement and Second Amendment to Credit and Security Agreement, among the Companies and Wells Fargo, dated as of July 29, 2009.

“Inventory Sublimit” shall initially mean $3,500,000; provided that from and after September 1, 2009, the Inventory Sublimit shall automatically be reduced to $3,000,000.”

(c) Paragraph (m) of the definition of “Eligible Accounts” is hereby deleted in its entirety and replaced with the following:

“(m) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds (i) prior to July 29, 2009, thirty five percent (35%) of the aggregate amount of all Eligible Accounts with respect to Accounts owing by Wal-Mart Stores, Inc. and its affiliates, (ii) with respect to accounts owing by Wal-Mart Stores, Inc. and its affiliates during the period July 29, 2009 through September 19, 2009, (A) $3,600,000 during the period July 29, 2009 through July 31, 2009, (B) $3,000,000 during the period August 1, 2009 through August 15, 2009, (C) $2,500,000 during the period August 16, 2009 through August 31, 2009, and (D) $1,750,000 during the period September 1, 2009 through September 19, 2009; and (iii) fifteen percent (15%) of the aggregate amount of all Eligible Accounts with respect to Accounts owing by (x) all account debtors other than Wal-Mart Stores, Inc. and its respective affiliates; and (y) from and after September 20, 2009, Wal-Mart Stores, Inc. and its affiliates;

3. No Other Changes. Except as explicitly amended or waived by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4. Accommodation Fee. Companies shall pay Wells Fargo an accommodation fee (the “Accommodation Fee”), which fee shall be deemed fully earned and non-refundable as of the Second Amendment Effective Date in the amount of $15,000, which fee shall be (a) waived if Companies repay the Indebtedness in full to Wells Fargo on or before September 30, 2009 or (b) paid by Companies to Wells Fargo through an automatic disbursement under the Line of Credit on October 1, 2009, if Companies have not repaid the Indebtedness in full to Wells Fargo by September 30, 2009.

5. Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received and accepted an executed original of this Amendment, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

5.1 A Certificate of the Secretary of each Company certifying as to (i) the resolutions of the board of directors of such Company approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of such Company, which were certified and delivered to Wells Fargo pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated June 10, 2008, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) except as noted on each such Certificate, certifying that the officers and agents of such Company who have been certified to Wells Fargo, pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated June 10, 2008, as being authorized to sign and to act on behalf of such Company continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Company authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of such Company; and

5.2 Such other matters as Wells Fargo may require.

6. Events of Default. In the event Company fails to comply with any or all of the terms, conditions, or covenants set forth in this Amendment or if any other Event of Default shall occur, the Forbearance Period shall automatically end, and Wells Fargo may, in Wells Fargo’s sole discretion, immediately proceed to exercise any or all legal rights and remedies in any order selected by Wells Fargo, including the recordation and enforcement of the Mortgage (as defined in the Forbearance Agreement) in the State of Maine, and those other rights and remedies contained in the Loan and Security Documents, all without any further notice to Companies (except as expressly required by the Loan Documents or applicable law).

7. Representations and Warranties. Each Company hereby represents and warrants to Wells Fargo as follows:

7.1 Such Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by such Company and constitute the legal, valid and binding obligation of such Company, enforceable in accordance with its terms.

7.2 The execution, delivery and performance by such Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Company, or the articles of incorporation or by-laws of such Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Company is a party or by which it or its properties may be bound or affected.

7.3 All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties relate solely to an earlier date, (ii) that the Designated Events of Default have occurred; and (iii) to the extent otherwise disclosed to Wells Fargo in writing and consented to or waived by Wells Fargo.

8. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Forbearance Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

10. Release. Each Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Company in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention the Company waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

11. Costs and Expenses. Companies hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Companies specifically agree to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Companies hereby agree that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Companies, make a loan to Companies under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Forbearance Fee required under Section 4 of this Amendment.

12. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Signed counterparts delivered by facsimile or electronic mail transmission shall also be binding of the parties, regardless of whether a signed original is also delivered.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PHOENIX FOOTWEAR GROUP, INC.

By:
Print Name:
Title:

PENOBSCOT SHOE COMPANY

By:
Print Name:
Title:

H.S. TRASK & CO.

By:
Print Name:
Title:

CHAMBERS BELT COMPANY

By:
Print Name:
Title:

PHOENIX DELAWARE ACQUISITION, INC.

By:
Print Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Print Name:	Harry L. Joe
Title:	Vice President